EXHIBIT 10.1

THE COAST DISTRIBUTION SYSTEM, INC.

2005 STOCK INCENTIVE PLAN

This 2005 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by The Coast Distribution System, Inc., a Delaware corporation (the “Company”), and has been adopted by its Board of Directors, as of July 21, 2005 (the “Effective Date”).

1. Purposes of the Plan

1.1 Purposes. The purposes of the Plan are (a) to enhance the ability of the Company and its Affiliated Companies to attract and retain the services of officers, qualified employees and directors of the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

2. Definitions

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Acquiring Entity. “Acquiring Entity” means a corporation or other entity that (i) acquires, on consummation a merger or consolidation in which the Company is a party, the direct or indirect beneficial ownership of at least a majority of the outstanding shares of the Surviving Entity in such merger or consolidation, whether that Surviving Entity is the Company or another corporation or party to such merger or consolidation, or (ii) on consummation of a sale of all or substantially all of the Company’s assets, will become or be the owner of such assets or of the securities or other ownership interests representing at least a majority of the voting power of any corporation or other entity that becomes the owner of such assets.

2.2 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to a committee of the Board, the term Administrator shall mean that Committee. Unless and until otherwise changed by action of the Board, the Administrator shall be the Compensation Committee of the Board.

2.3 Affiliated Company. “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

2.4 Board. “Board” means the Board of Directors of the Company.

2.5 Change in Control. “Change in Control” means:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any Person or Group, of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the Surviving Entity, except for a merger or consolidation in which the Persons who, immediately prior to such merger or consolidation, were the holders of the outstanding voting securities of the Company, as a result of their ownership thereof become the holders (in the aggregate) of securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Surviving Entity or the Acquiring Entity (as the case may be) in such merger or consolidation immediately after consummation thereof;

(c) A reverse merger in which the Company is the Surviving Entity, but as a result of which the Persons who were the holders of the Company’s outstanding voting securities immediately prior to the consummation of such merger will hold, in the aggregate, immediately after consummation of such merger, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or its Acquiring Entity, if any, in such merger;

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the Company will receive, in exchange for the sale of such assets, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Acquiring Entity in such transaction(s); or

(e) The approval by the Company’s stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.6 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

2.8 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.9 Covered Employee. “Covered Employee” means the chief executive officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.10 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.11 Effective Date. “Effective Date” means the date on which this Plan was adopted by the Board, as set forth on the first page hereof.

2.12 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.13 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.14 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, such as, but not limited to the New York Stock Exchange, the American Stock Exchange, or the NASDAQ national market system, the Fair Market Value shall be the closing sale price on the date of valuation on the principal exchange on which the Company’s Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such principal exchange on the next preceding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, then, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

10.1-2

2.15 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.16 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.17 Involuntary Termination. “Involuntary Termination” means the termination of a Participant’s Continuous Service by reason of:

(a) Optionee’s involuntary dismissal or discharge by the Company or, following consummation of a Change in Control, by the Successor Entity or Acquiring Entity (or any subsidiary thereof employing the Participant), as the case may be, for reasons other than Misconduct, or

(b) Optionee’s voluntary resignation within thirty (30) days following (i) a change in Participant’s position with the Company (or parent or any subsidiary thereof) or with the Successor or Acquiring Entity (as the case may be) or any parent or subsidiary thereof, which materially reduces Participant’s duties and responsibilities or the level of management to which Participant reports, (ii) a reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%), except for a reduction that applies generally to all employees, or (iii) a relocation of Participant’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected (i) on or within without twelve (12) months following the consummation of a Change of Control of the Company and (ii) without Participant’s written consent.

2.18 Misconduct. Each of the following shall constitute Misconduct” by a Participant: (a) the commission of any act of fraud, embezzlement or dishonesty by Participant which materially and adversely affects the business or reputation of the Company or any Affiliated Company or, following a Change in Control of the Company, of any Successor Entity or Acquiring Entity (as the case may be) in the Change in Control, or any Affiliated Company thereof; (b) any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Company or any Affiliated Company or, following a Change in Control of the Company, of any Successor Entity or Acquiring Entity (as the case may be) in the Change in Control, or any Affiliated Company thereof, (c) the continued refusal or omission by Participant to perform any lawful material duties required of him or her if such duties are consistent with duties customary for the position held by such Participant with the Company or any Affiliated Company or, following a Change in Control of the Company, of any Successor Entity or Acquiring Entity (as the case may be) in the Change in Control, or any Affiliated Company thereof, (d) any material act or omission by a Participant involving malfeasance or gross negligence in the performance of Participant’s duties to, or a material deviation from any lawful policy or directive of, the Company or any Affiliated Company or, following a Change in Control, of the Successor Entity or Acquiring Entity (as the case may be) in the Change in Control or any Affiliated Company thereof, (e) conduct by Participant which constitutes the breach of any statutory or common law duty of loyalty to the Company or any Affiliated Company or, following a Change in Control, to the Successor or Entity or Acquiring Entity (as the case may be), or any Affiliated Company thereof, or (f) any illegal act by Participant which materially and adversely affects the business or reputation of the Company or any Affiliated Company, or following a Change in Control, of the Successor Entity or Acquiring Entity in the Change of Control or any Affiliated Company thereof, or the conviction of Participant as a felon.

2.19 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.20 Non-Employee Director. “Non-employee Director” shall mean a director of the Company who is neither an employee nor an executive officer of the Company.

2.21 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

10.1-3

2.22 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.23 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.24 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.25 Optionee. “Optionee” means a Participant who holds an Option.

2.26 Participant. “Participant” means a Person who holds an Option or shares of Restricted Stock under the Plan.

2.27 Person. “Person” means any natural person, any corporation, limited liability company, general or limited partnership, trust, estate or unincorporated association or other entity.

2.28 Purchase Price. “Purchase Price” means the purchase price per share of Restricted Stock.

2.29 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Section 6 hereof, subject to any restrictions and conditions as are established pursuant to such Section 6.

2.30 Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

2.31 Substitute Options. “Substitute Options” means options to purchase Common Stock to be issued by the Successor Entity or Acquiring Entity (as the case may be) in a Change of Control transaction, on terms approved by the Administrator, in exchange for the cancellation or surrender, on consummation of the Change in Control, of Options granted under this Plan and held by employees of the Company or any Subsidiary.

2.32 Substitute Restricted Stock. “Substitute Restricted Stock” means restricted stock to be issued by the Successor Entity or Acquiring Entity (as the case may be) in a Change of Control transaction, on terms approved by the Administrator, in exchange for the cancellation or surrender, on consummation of the Change in Control, of Restricted Stock issued this Plan and held by employees of the Company or any Subsidiary.

2.33 10% Stockholder. “10% Stockholder” means a Person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

3. Eligibility

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options and Restricted Stock. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

3.3 Section 162(m) Limitation. Subject to the provisions of Section 4.2, no employee of the Company or of an Affiliated Company shall be eligible to be granted, in any calendar year, Options or rights to Restricted Shares covering more than 100,000 shares of Common Stock.

3.4 Restrictions. Notwithstanding Sections 3.1 and 3.2 above or any other provision of this Plan to the contrary, no director or officer of the Company or any Affiliated Company shall be eligible to exercise an Option or acquire Restricted Stock pursuant to this Plan unless and until this Plan has been approved by a majority of the shares present and entitled to vote at a meeting of the Company’s stockholders.

10.1-4

4. Plan Shares

4.1 Shares Subject to the Plan. A total of 350,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted or Restricted Stock granted or offered for purchase under the Plan can no longer under any circumstances be exercised or purchased, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Stock Purchase Agreement, or the shares so reacquired, as the case may be, shall again be available for grant or issuance under the Plan.

4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares issuable thereafter under this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under Section 3.3 above, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

5. Options

5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares which may become exercisable thereunder, the Exercise Price per share, and whether the Option is an Incentive Option or a Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. The terms and provisions of each Option Agreement may be different from those contained in each other Option Agreement.

5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option and any Nonqualified Option shall not be less than 100% of Fair Market Value on the date that Option is granted, and (b) notwithstanding the foregoing, if the Person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant of such Option, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by payment in or wire transfer of cash or delivery of the Optionee’s check in the amount of the Exercise Price; or, if approved by the Administrator: (a) the surrender of shares of Common Stock owned by the Optionee, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (b) the cancellation of the right to acquire, pursuant to the exercise of the Option, a number of shares having a Fair Market Value equal to the aggregate Exercise Price (a “net exercise”), (c) the cancellation of indebtedness of the Company to the Optionee; (d) the waiver of the right to receive compensation due or accrued to the Optionee for services rendered; (e) a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (f) a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the

10.1-5

Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law and approved by the Administrator.

5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted, except that any Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable on the date of grant or in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

5.6 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000. If and to the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, because the foregoing limitation is exceeded, it shall to that extent constitute a Nonqualified Option.

5.7 Nontransferability of Options. Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

5.8 No Rights as Stockholder Prior to Exercise. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such Person.

5.9 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, an officer or a director of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

6. Restricted Stock

6.1 Issuance and Sale of Restricted Stock. The Administrator shall have the right to sell and issue, pursuant to this Plan, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”), at a Purchase Price that shall be determined by the Administrator, provided, however, that the Purchase Price applicable to Restricted Stock sold and issued to any Covered Employee shall not be less than Fair Market Value of such Shares at the time of their issuance. Such restrictions and conditions to which Restricted Stock may be subject, may include, but are not limited to, the Participant’s continued employment or service with the Company or any Affiliated Company or the achievement of specified performance goals or objectives.

6.2 Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement with respect to such shares of Restricted Stock. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. The terms, provisions, restrictions and conditions contained in a Stock Purchase Agreement may be different from the terms, provisions, restrictions and conditions contained in each other Stock Purchase Agreement evidencing rights to Restricted Stock granted under this Plan.

10.1-6

6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price may be made, in the discretion of the Administrator, by payment or wire transfer of cash or delivery of a check of the Participant or, with the prior approval of the Administrator: (a) the surrender of shares of Common Stock owned by the Participant, which surrendered shares shall be valued at Fair Market Value as of the date of the acceptance of such shares as payment of the Purchase Price; (b) the cancellation of indebtedness owed by the Company to the Participant; (c) the issuance of the Participant’s promissory note; (d) the waiver of compensation due or accrued to the Participant for services rendered; or (e) any combination of the foregoing methods of payment or any other consideration or method of payment as is permitted by applicable law and approved by the Administrator.

6.4 Rights as a Stockholder. Upon complying with the provisions of Sections 6.2 and 6.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement and shall bear a restrictive legend referencing the Stock Purchase Agreement pursuant to which the Restricted Stock was issued and the restrictions contained therein.

6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment or service as a director of the Company for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase, at the original Purchase Price paid by the holder of such Restricted Stock, any shares of Restricted Stock which have not vested as of the date of termination.

6.6 Vesting of Restricted Stock. Subject to Section 6.5 above, the Stock Purchase Agreement shall specify the date or dates, or the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to the payment of interest and other amounts payable under and the repayment of the principal of such note.

7. Administration of the Plan

7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board who are Non-Employee Directors of the Company (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.

7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine the Persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the provisions of this Plan; (c) to create, amend or rescind rules and regulations relating to this Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any Persons who may be entitled to exercise a Participant’s rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to or restrictions on Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Restricted Stock; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for

10.1-7

herein, provided, however, that no such change or modification may adversely affect, in any material respect, the rights of any Participant under his or her Option Agreement or Stock Purchase Agreement; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless that Person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board and the Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such Person’s conduct in the performance of duties under the Plan.

8. Change in Control

8.1 Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) Acceleration of Vesting and Lapse of Restrictions. Except as otherwise provide in Paragraph 8.1(b) below, if a Change of Control is consummated, Options that would not otherwise have become vested immediately prior to consummation of such Change in Control shall become fully vested, and any restrictions on Restricted Stock that would not otherwise have lapsed immediately prior to such Change in Control shall lapse, in each case effective immediately prior to consummation of that Change in Control.

(b) Exception to Acceleration Provisions. Notwithstanding Paragraph 8.1(a) above, but subject to Paragraph 8.1(e) below, Options held by employees of the Company or any Subsidiary that have not previously become vested shall not become vested, and restrictions on Restricted Stock held by employees of the Company or any Subsidiary as to which the restrictions have not previously lapsed shall not lapse, by reason of the consummation of a Change in Control if, pursuant to the terms of the definitive agreement providing for consummation of the Change in Control transaction, the Surviving or Acquiring Entity (as the case may be) in such Change in Control transaction, (i) assumes, or agrees to and does issue to such employees Substitute Options for, such outstanding Options, and agrees to and does issue Substitute Restricted Stock in exchange for the cancellation and surrender of the Restricted Stock held by employees of the Company or any Subsidiary, on terms and conditions approved by the Administrator, or (ii) agrees to and does issue, on terms and conditions approved by the Administrator, other incentives in exchange for the Options and Restricted Stock held by employees of the Company or any Subsidiary under a new incentive program (“New Incentives”) that the Administrator, in its sole discretion, determines are of a value that is comparable to the value of the Options and Restricted Stock being exchanged therefor by employees of the Company or any Subsidiary. The foregoing exception shall not, however, apply to Options or Restricted Stock held by any Non-Employee Directors or independent contractors.

(c) Special Vesting Provisions On Assumption or Substitution of Options or Restricted Stock. In the event that the Surviving or Acquiring Entity (as the case may be) in any Change in Control transaction assumes, or issues Substitute Options or New Incentives for, the outstanding Options and Substitute Restricted Stock or New Incentives for the outstanding Restricted Stock, held by employees of the Company, on terms approved by the Administrator, as provided in Paragraph 8.1(b) above, then, the terms governing the vesting of any assumed Options shall be modified to provide, and the terms governing any Substitute Options or Substitute Restricted Stock or New Incentives (as the case may be) shall provide, that any unvested assumed or Substitute Options (as the case may be) held by a Participant shall immediately become fully vested and exercisable, and any restrictions on any Substitute Restricted Stock held by a Participant shall immediately lapse, if there occurs an Involuntary Termination of the Continuous Service of such Participant, in connection with, or on or within twelve (12) months of, the consummation of the Change in Control. Any such accelerated vesting of Options or Substitute Options or lapse of restrictions on Restricted Stock or Substitute Restricted Stock, or of New Incentives (as the case may be), due to an Involuntary Termination of the Continuous Service of a Participant, as provided for in this Paragraph 8.1(c), shall be deemed to have occurred on the day immediately prior to the date of such Involuntary Termination of Continuous Service.

10.1-8

(d) Net Exercise Provisions. If the terms of an outstanding Option Agreement provide for accelerated vesting, or the Administrator elects to accelerate any outstanding Options in the event of the consummation of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or cancellation and exchange of any or all of such Options for an amount of cash or other property having a value equal to the difference (or “spread”) between: (i) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (ii) the Exercise Price of the Option.

(e) Discretionary Authority of the Committee. Notwithstanding anything to the contrary that may be contained elsewhere in this Section 8, including in Paragraph 8.1(b), the Administrator shall have the power and authority, in its sole discretion, to accelerate the vesting of any or all of the Options and/or the lapse of the restrictions on any or all of the Restricted Stock even if the Surviving or Acquiring Entity in a Change in Control transaction agrees to assume the Options outstanding under this Plan, or issue Substitute Options or Restricted Stock or New Incentives for the then outstanding Options or Restricted Stock, as contemplated in Paragraph 8.1(b) above. Additionally, the terms and conditions relating to the vesting of Options and the lapse of restrictions on Restricted Stock in the event of the consummation of a Change in Control may vary from Option Agreement to Option Agreement and from Restricted Stock Purchase Agreement to Restricted Stock Purchase Agreement, as the Administrator, in its discretion, deems appropriate. For example, the Administrator, in its discretion, may provide for full acceleration of vesting of Options or of the lapse of restrictions on Restricted Stock in certain Option Agreements or certain Restricted Stock Purchase Agreements and not in others.

(f) Termination of Options on Consummation of Change in Control. Notwithstanding any provision to the contrary that may be contained in this Plan or in any Option Agreement for Options granted under this Plan, all outstanding Options that have not been exercised or deemed exercised at or before the consummation of a Change of Control transaction shall terminate and cease to be exercisable upon consummation of such Change in Control except to the extent that the Options are assumed by the Surviving or Acquiring Entity pursuant to the terms of the Change in Control transaction.

(g) Notice of Change in Control. If the Company enters into a definitive agreement that provides for the consummation of a Change in Control of the Company, the Administrator shall cause written notice of such proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change in Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change in Control transaction.

8.2 Effect of Abandonment of Change in Control Transaction. Notwithstanding anything to the contrary that may be contained in this Section 8 or elsewhere in this Plan, if pursuant to Paragraph 8.1(a) above or any other provision of this Section 8, an acceleration of the vesting of any Options or the lapse of restrictions on any Restricted Stock occurs or is deemed to have occurred immediately prior to the consummation of a Change in Control, but the Change in Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for this Option and the schedule for lapse of restrictions on Restricted Stock, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change of Control Transaction had ever been entered into by the Company.

9. Amendment and Termination of The Plan

9.1 Amendments. The Administrator or the Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Administrator or Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially and adversely affect or substantially impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant’s consent. The Board also may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

10.1-9

9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on June 30, 2015 (the “Plan Termination Date”), which Date is less than ten (10) years from the Effective Date and no Options or Restricted Stock may be granted under the Plan after the Plan Termination Date, but Option Agreements and Stock Purchase Agreements then outstanding shall continue thereafter in full force and effect in accordance with their respective terms.

10. Tax Withholding

10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock which the Participant would be entitled to receive as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

11. Miscellaneous

11.1 Benefits Not Alienable. Except as otherwise provided above in this Plan, or as required by applicable law, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant relating to, or to be consideration for or an inducement to, or a condition of, the employment or retention of the services of any Participant. Nothing contained in the Plan shall be deemed to give to any Participant a right to be retained as an employee or independent contractor of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge, or to terminate the engagement of, any Participant at any time.

11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as may otherwise be provided herein, will be used for general corporate purposes.

11.4 Annual Reports. While any Option remains outstanding, the Company will furnish to each Participant that is the holder of an Option, or any permitted assignee thereof, who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

10.1-10